Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Rapport Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(c)	470,589	$11.54	$5,430,597.06	0.00015310	$831.43	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$5,430,597.06		$831.43

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$831.43

(1)

The registrant is hereby registering for resale or other disposition, from time to time, by the selling stockholder (the “selling stockholder”) named in the prospectus that forms a part of this registration statement (this “registration statement”) an aggregate of up to 470,589 shares of the registrant’s common stock, par value $0.001 per share (“common stock”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)

Represents the maximum number of shares of common stock that may be offered and sold, from time to time, by the selling stockholder, which shares were issued to the selling stockholder in a private placement transaction.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on June 27, 2025, as reported on The Nasdaq Global Market.